UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

Staktek Holdings, Inc.

(Exact name of registrant as specified in its charter)

000-50553

(Commission File Number)

Delaware 56-2354935

(State or other jurisdiction of (I.R.S. Employer Identification No.)

incorporation)

8900 Shoal Creek Blvd, Suite 125

Austin, Texas 78757

(Address of principal executive offices, with zip code)

(512) 454-9531

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 10, 2005, the Company entered into an unsecured revolving credit agreement with Guaranty Bank, pursuant to which the Company can borrow up to $20 million at any given time for a one-year term (the "Credit Agreement"). The Credit Agreement is guaranteed by Staktek Group L.P. Other than nominal closing costs associated with implementing the agreement, there are no ongoing fees associated with this Credit Agreement unless and until the Company borrows under the Credit Agreement. The interest rate is dependent upon the amount of cash or liquid investments that the Company has on deposit with Guaranty Bank, and the Company is required to maintain at least $5 million on deposit during the term of this agreement. The Company made customary representations and warranties, and is subject to customary covenants while this Credit Agreement is in place.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAKTEK HOLDINGS, INC.

Date: March 11, 2005 By: /s/ W. Kirk Patterson

W. Kirk Patterson

Vice President Finance and

Chief Financial Officer